EXHIBIT 99.1

SENOMYX ANNOUNCES CONCLUSION OF DISCOVERY AND DEVELOPMENT COLLABORATION

WITH KRAFT FOODS GLOBAL, INC.

SAN DIEGO, CA – October 31, 2007 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today that its discovery and development collaboration with Kraft Foods Global, Inc. will conclude on December 9, 2007, which is one year earlier than the scheduled term of the existing agreement. The conclusion of this collaboration does not impact any of Senomyx’s other collaborations or the Company’s discovery and development activities.

Senomyx’s collaborative agreement with Kraft Foods covers the development of a sweet enhancer for use by Kraft Foods on an exclusive basis in a specified product field in the dessert product category and on a co-exclusive basis in the powdered beverage product field. The agreement also covers the discovery and development of novel salt enhancers to be used by Kraft Foods on a co-exclusive basis in the chilled and processed meat product category in North America.

“Kraft Foods has been a long-standing partner of Senomyx, and we appreciate their contribution to our research efforts,” said Kent Snyder, President and Chief Executive Officer of Senomyx. “In July, we extended our discovery and development collaboration through December 2008; however, we received notification from Kraft today that the collaboration will conclude on December 9th of this year. The discontinuation of our collaboration is disappointing given the recent substantial progress made by Senomyx in both the Sweet Enhancer and Salt Enhancer programs.”

Subsequent to the conclusion of the collaboration with Kraft Foods, Senomyx will have product discovery and development partnerships with six of the world’s foremost packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Nestlé SA, and Solae. “Senomyx remains highly committed to all of our programs, including the Sweet Enhancer and Salt Enhancer programs. We have multiple partners for the Sweet Enhancer and Salt Enhancer programs, and we do not expect that the discontinuation of the Kraft collaboration will have any impact regarding our ability to carry out our activities,” Snyder commented.

“The early conclusion of the collaboration with Kraft will not have any significant impact upon our expected revenues in 2007 or 2008,” noted John Poyhonen, Senior Vice President, Chief Financial and Business Officer of Senomyx.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization techniques to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavor ingredients in the savory, sweet, salt and bitter areas. Subsequent to the conclusion of the collaboration with Kraft Foods Global, Inc., Senomyx will have product discovery and development collaborations with six of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Nestlé SA, and Solae.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding the financial and operational impact of the conclusion of the collaboration with Kraft Foods. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved. Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation: difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavor ingredients and related technologies; whether we will be able to enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavor ingredients, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors; our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers; and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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